SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K


        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES AND EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 5, 1997



Commission File No. 1-106




                                LYNCH CORPORATION
      (Exact name of Registrant as specified in its charter)




               Indiana                                       33-1799862
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporated or organization)                         Identification No.)



8 Sound Shore Drive, Suite 290, Greenwich, Connecticut         06830
(Address of principal executive offices)                      (Zip code)



                               (203) 629-3333
        Registrant's telephone number, including area code

ITEM 5.    Other Events


     Lynch Interactive Corporation, a subsidiary of Registrant, has sent a letter to Hector Communications Corporation ("Hector") in which it withdrew its letter dated October 14, 1995, which indicated that Registrant was willing to consider making an offer for shares of Hector.

     This Form contains forward looking information which is subject to risks and uncertainties, and there is not assurance that any agreement or transaction will result.


ITEM 7(c). Exhibits

     Exhibit 10.  Letter to Hector dated December 5, 1997.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undesigned and hereunto duly authorized.

                                        LYNCH CORPORATION



                                        By:________________________
Dated: December 8, 1997                          Robert E. Dolan
                                            Chief Financial Officer